GUARANTY AGREEMENT

This Guaranty Agreement (this “Guaranty”) is made as of the 29th day of June, 2009, by Sun Communities Operating Limited Partnership, a Michigan limited partnership (“Guarantor”), in favor of Bank of America, N.A., a national banking association (together with its successors and assigns, “Lender”).

Recitals

Knollwood Estates Operating Company LLC, a Michigan limited liability company, Sun River Ridge Limited Partnership, a Michigan limited partnership, and Sun Countryside Gwinnett LLC, a Michigan limited liability company (collectively, the “Borrower”) have requested that Lender make a loan (the “Loan”) to Borrower evidenced by a Promissory Note of even date herewith in the original principal amount of Eighteen Million Five Hundred Forty One Thousand Two Hundred Fifty and No/100 Dollars ($18,541,250.00) made by Borrower to the order of Lender (as the same may from time to time be amended, supplemented, restated or otherwise modified, the “Note”). Certain terms and conditions of the Loan are set forth in the Term Loan Agreement of even date herewith between Borrower and Lender (as the same may from time to time be amended, supplemented, restated or otherwise modified, the “Loan Agreement”). As a condition precedent to making the Loan, Lender has required that Guarantor execute and deliver this Guaranty to Lender. Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement.

Agreements

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce Lender to make the Loan to Borrower, Guarantor hereby guarantees to Lender the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the “Guaranteed Obligations”), this Guaranty being upon the following terms and conditions:

Section 1	Guaranty of Payment.

Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of all principal, interest (including interest accruing after maturity and after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, whether or not allowed in such proceeding), prepayment premiums, fees, late charges, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing, or which Borrower is obligated to pay, pursuant to the terms of the Note, the Loan Agreement, the Mortgage, the Environmental Agreement, any of the other Loan Documents, or any Swap Contract, as the same may from time to time be amended, supplemented, restated or otherwise modified (collectively, the “Indebtedness”). The Indebtedness includes all costs and expenses incurred by Lender in seeking to enforce Lender’s rights and remedies with respect to the Indebtedness, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees, whether or not suit is filed or other proceedings are initiated thereon. This Guaranty covers the Indebtedness presently outstanding and the Indebtedness arising subsequent to the date hereof, including all amounts advanced by Lender in stages or installments. The guaranty of Guarantor as set forth in this Section is a continuing guaranty of payment and not a guaranty of collection.

Section 2	Primary Liability of Guarantor; Environmental Obligations.

(a)        This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance, and Guarantor shall be liable for the payment and performance of the Guaranteed Obligations as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any right to which Guarantor may otherwise have been entitled, whether existing under statute, at Law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person. It shall not be necessary for Lender, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or other Person liable on such indebtedness or for such performance, or to enforce any rights against any security given to secure such indebtedness or performance, or to join Borrower or any other Person liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent Lender from suing on the Note or foreclosing the Mortgageor exercising any other right under the Loan Documents.

(b)       Suit may be brought or demand may be made against Borrower or against any or all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto.

(c)        The liability of Guarantor or any other Person hereunder for Guaranteed Obligations arising out of or related to the Environmental Agreement shall not be limited or affected in any way by any provision in this Guaranty, the other Loan Documents or applicable Law limiting the liability of Borrower, Guarantor or such other Person, or Lender’s recourse or rights to a deficiency judgment.

Section 3	Certain Agreements and Waivers by Guarantor.

(a)        Guarantor agrees that neither Lender’s rights or remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(i)        any limitation on the liability of, or recourse against, any other Person in any Loan Document or arising under any Law;

(ii)       any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration or that the obligations of Guarantor hereunder exceed or are more burdensome than those of Borrower under the other Loan Documents;

(iii)      the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(iv)      the operation of any statutes of limitation or other Laws regarding the limitation of actions, all of which are hereby waived as a defense to any action or proceeding brought by Lender against Guarantor, to the fullest extent permitted by Law;

(v)	any homestead exemption or any other exemption under applicable Law;

(vi)      any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, or any impairment of Guarantor’s recourse against any Person or collateral;

(vii)     whether express or by operation of Law, any partial release of the liability of Guarantor hereunder (except to the extent expressly so released) or any complete or partial release of Borrower or any other Person liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;

(viii)    the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(ix)      either with or without notice to or consent of Guarantor, any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance (including changes with respect to the construction of the Improvements) or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Lender to Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(x)       any neglect, lack of diligence, delay, omission, failure, or refusal of Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;

(xi)      any failure of Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of the occurrence or existence of any Default or Event of Default, or of any other action taken or refrained from being taken by Lender against Borrower or any security or other recourse, or of any new agreement between Lender and Borrower, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower, including any changes in the business or financial condition of Borrower, and Guarantor acknowledges and agrees that Lender shall have no duty to notify Guarantor of any information which Lender may have concerning Borrower;

(xii)     the existence of any claim, counterclaim, set-off or other right that Guarantor may at any time have against Borrower, Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, the Environmental Agreement or any other Loan Document;

(xiii)    the unenforceability of all or any part of the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by Law or violate any usury law, or because the Persons creating the Guaranteed Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of Law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations);

(xiv)    any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Lender, or any action taken or omitted by Lender in any such proceedings, including any election to have Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Lender in any such proceedings or the taking and holding by Lender of any security for any such extension of credit;

(xv)      any other condition, event, omission, action that would in the absence of this paragraph result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement;

(xvi)	any early termination of any of the Guaranteed Obligations;

(xvii)   Lender’s enforcement or forbearance from enforcement of the Guaranteed Obligations on a net or gross basis; or

(xviii)  any liability, irregularity or unenforceability in whole or in part (including with respect to any netting provision) of any Swap Contract or any confirmation, instrument or agreement required thereunder or related thereto, or any transaction entered into thereunder, or any limitation on the liability of Borrower thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.

(b)       In the event any payment by Borrower or any other Person to Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar Law, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Lender of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Lender or paid by Lender to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Lender and any attorneys’ fees, costs and expenses paid or incurred by Lender in connection with any such event.

(c)        It is the intent of Guarantor and Lender that the obligations and liabilities of Guarantor hereunder are absolute, irrevocable and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.

(d)       Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Lender to Borrower in excess of the Guaranteed Obligations. All payments, repayments and prepayments of the Loan, whether voluntary or involuntary, received by Lender from Borrower, any other Person or any other source (other than from Guarantor pursuant to a demand by Lender hereunder), and any amounts realized from any collateral for the Loan, shall be deemed to be applied first to any portion of the Loan which is not covered by this Guaranty, and last to the Guaranteed Obligations, and this Guaranty shall bind Guarantor to the extent of any Guaranteed Obligations that may remain owing to Lender. Lender shall have the right to apply any sums paid by Guarantor to any portion of the Loan in Lender’s sole and absolute discretion.

(e)        If acceleration of the time for payment of any amount payable by Borrower under the Note, the Loan Agreement, any other Loan Document, or any Swap Contract is stayed or delayed by any Law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Lender.

Section 4	Subordination.

If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor, until the Guaranteed Obligations are paid in full

(a)        such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;

(b)       Guarantor hereby assigns and grants to Lender a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section, Guarantor shall pay the same to Lender immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Lender and shall have absolutely no dominion over the same except to pay it immediately to Lender; and

(c)        Guarantor shall promptly upon request of Lender from time to time execute such documents and perform such acts as Lender may reasonably require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section, including execution and delivery of proofs of claim, provided none of the Guarantor’s obligations are increased nor any of the Guarantor’s benefits reduced thereby.

Section 5                                Other Liability of Guarantor or Borrower.

If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may have against Guarantor. If Borrower is or becomes indebted to Lender for any indebtedness other than or in excess of the Guaranteed Obligations, any payment received or recovery realized upon such other indebtedness of Borrower to Lender may be applied to such other indebtedness. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given.

Section 6	Lender Assigns; Disclosure of Information.

This Guaranty is for the benefit of Lender and Lender’s successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations or any part thereof. Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Guarantor shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disclose to any such assignee or participant or prospective assignee or participant, to Lender’s affiliates, including Banc of America Securities LLC, to any regulatory body having jurisdiction over Lender and to any other parties as necessary or appropriate in Lender’s reasonable judgment, any information Lender now has or hereafter obtains pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including information regarding any security for the Guaranteed Obligations or for this Guaranty, and/or credit or other information on Guarantor and/or any other Person liable, directly or indirectly, for any part of the Guaranteed Obligations (provided that such actual or prospective assignee or participant shall agree to treat all financial information exchanged as confidential).

Section 7	Binding Effect; Joint and Several Liability.

This Guaranty is binding not only on Guarantor, but also on Guarantor’s heirs, personal representatives, successors and assigns. Upon the death of Guarantor, if Guarantor is a natural person, this Guaranty shall continue against Guarantor’s estate as to all of the Guaranteed Obligations, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor’s estate, whether or not the Guaranteed Obligations are then due and payable. If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually.

Section 8	Governing Law.

The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the State of Michigan and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable.

Section 9	Invalidity of Certain Provisions.

If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable Law.

Section 10	Costs and Expenses of Enforcement.

Guarantor agrees to pay to Lender upon ten (10) days’ prior written notice all costs and expenses incurred by Lender in seeking to enforce Lender’s rights and remedies under this Guaranty, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees, whether or not suit is filed or other proceedings are initiated hereon. All such costs and expenses incurred by Lender shall constitute a portion of the Guaranteed Obligations hereunder, shall be subject to the provisions hereof with respect to the Guaranteed Obligations and shall be payable by Guarantor on demand by Lender.

Section 11	No Usury.

It is not the intention of Lender or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable Law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable Law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable Law. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Lender.

Section 12	Representations, Warranties, and Covenants of Guarantor.

Until the Guaranteed Obligations are paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor hereby represents, warrants, and covenants that: (a) Guarantor or permitted successors or assigns has a financial interest in Borrower and will derive a material and substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (c) as of the date hereof, Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (d) unless Guarantor is a natural person, Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and has full power and authority to enter into and perform this Guaranty; (e) as of the date hereof, there is no litigation pending or, to the knowledge of Guarantor, threatened by or before any tribunal against or affecting Guarantor; (f) all financial statements and information heretofore furnished to Lender by Guarantor do, and all financial statements and information hereafter furnished to Lender by Guarantor will, fully and accurately present the condition (financial or otherwise) of Guarantor as of their dates and the results of Guarantor’s operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor furnished to Lender prior to the date hereof, no material adverse change has occurred in the financial condition of Guarantor, nor, except as heretofore disclosed in writing to Lender, as of the date hereof, has Guarantor incurred any material liability, direct or indirect, fixed or contingent; (g) as of the date hereof, after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; (h) Guarantor has read and fully understands the provisions contained in the Note, the Loan Agreement, the Mortgage, the Environmental Agreement and the other Loan Documents. Guarantor further represents, warrants and covenants that if any Swap Contract shall at any time be in effect, (x) Guarantor shall receive and examine copies of each such Swap Contract, the observance and performance of which by Borrower is hereby guaranteed; (y) Guarantor will benefit from Lender’s entering into each such Swap Contract and any transaction thereunder with Borrower, and Guarantor has determined that the execution and delivery by Guarantor of this Guaranty are necessary and convenient to the conduct, promotion and attainment of the business of Guarantor; and (z) Lender has no duty to determine whether any Swap Contract, or any other transaction relating to or arising under any Swap Contract, will be or has been entered into by Borrower for purposes of hedging interest rate, currency exchange rate, or other risks arising in its businesses or affairs and not for purposes of speculation, or is otherwise inappropriate for Borrower. Guarantor’s representations, warranties and covenants are a material inducement to Lender to enter into the other Loan Documents and any Swap Contract shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower or Guarantor, or any security for all or any part of the Guaranteed Obligations.

Section 13	Notices.

All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 14	Cumulative Rights.

All of the rights and remedies of Lender under this Guaranty and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right or remedy of Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed and delivered by Lender to Guarantor.

Section 15	Term of Guaranty.

This Guaranty shall continue in effect until all the Guaranteed Obligations and all of the obligations of Guarantor to Lender under this Guaranty are fully and finally paid, performed and discharged and are not subject to any bankruptcy preference period or any other disgorgement.

Section 16	Financial Statements.

Guarantor agrees to provide to Lender, as and when required, the financial statements and other financial information required to be delivered to Lender with respect to Guarantor pursuant to the terms of the Loan Agreement and the other Loan Documents, in the form and detail required by the Loan Documents.

Section 17	Subrogation.

Guarantor shall not have any right of subrogation under any of the Loan Documents or any right to participate in any security for the Guaranteed Obligations or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, until the Guaranteed Obligations have been fully and finally paid, performed and discharged in accordance with Section 18 above, and Guarantor hereby waives all of such rights.

Section 18	Time of Essence.

Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

Section 19	Entire Agreement; Counterparts; Construction.

This Guaranty embodies the entire agreement between Lender and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty shall be effective upon execution by Guarantor and delivery to Lender. This Guaranty may not be modified, amended or superseded except in a writing signed by Lender and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. This Guaranty has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement. As used herein, the words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

Section 20	Dispute Resolution.

(a)        Arbitration. Except to the extent expressly provided below, any controversy, claim or dispute between or among the parties hereto, including any such controversy, claim or dispute arising out of or relating to (i) this Guaranty, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort) (collectively, a “Dispute”), shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of the American Arbitration Association, or any successor thereof (“AAA”), and the “Special Rules” set forth below. In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Guarantor or Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Guaranty may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this Dispute Resolution Section only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Guaranty, together with the officers, employees, successors and assigns of each of the foregoing.

(b)	Special Rules.

(i)        The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral in the City and County where Lender is located pursuant to its address for notice purposes in this Guaranty.

(ii)       The arbitration shall be administered by AAA, who will appoint an arbitrator. If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Guaranty may substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this Dispute Resolution Section. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Guaranty, referred to collectively as the “arbitrator”).

(iii)      All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

(iv)      The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

(v)       The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.

(vi)      Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.

(vii)	The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Guaranty.

(viii)    The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.

(c)        Reservations of Rights. Nothing in this Guaranty shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Guaranty, or (ii) apply to or limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (iii) apply to or limit the right of either party to pursue rights against a party to this Guaranty in a third-party proceeding in any action in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Lender may exercise the rights set forth in clauses (ii) (A) through (C), inclusive, and either party may exercise the rights set forth in clause (iii), before, during or after the pendency of any arbitration proceeding brought pursuant to this Guaranty. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

(d)       Conflicting Provisions for Dispute Resolution. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Guaranty, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

(e)        Jury Trial Waiver in Arbitration. By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.

Section 21                              Forum.

Guarantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Guaranty over any Dispute. Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Guaranty may be made by certified or registered mail, return receipt requested, directed to Guarantor at its address for notice set forth in this Guaranty, or at a subsequent address of which Lender received actual notice from Guarantor in accordance with the notice section of this Guaranty, and service so made shall be complete ten (10) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Guarantor in any other court or jurisdiction.

Section 22	WAIVER OF JURY TRIAL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO ARBITRATE ANY “DISPUTE” (FOR PURPOSES OF THIS SECTION, AS DEFINED ABOVE) AS SET FORTH IN THIS GUARANTY, TO THE EXTENT ANY “DISPUTE” IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, GUARANTOR AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.” THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND LENDER, AND GUARANTOR AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. GUARANTOR AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 23	Credit Verification.

Each legal entity and individual obligated on this Guaranty, whether as a Guarantor, a general partner of a Guarantor or in any other capacity, hereby authorizes Lender to check any credit references, verify his/her employment and obtain credit reports from credit reporting agencies of Lender’s choice in connection with any monitoring, collection or future transaction concerning the Loan, including any modification, extension or renewal of the Loan. Also in connection with any such monitoring, collection or future transaction, Lender is hereby authorized to check credit references, verify employment and obtain a third party credit report for the spouse of any married person obligated on this Guaranty, if such person lives in a community property state.

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty under seal as of the date first written above.

Address of Guarantor: c/o Sun Communities, Inc. 27777 Franklin Rd., Suite 200 Southfield, MI 48034 Fax No.: (248) 208-2646

Guarantor:

Sun Communities Operating Limited Partnership, a Michigan limited partnership

By:         Sun Communities, Inc., a Maryland corporation

Its:          General Partner

By: /s/ Jonathon M. Colman

Name: Jonathan M. Colman

Title: Executive Vice President

Address of Lender: Bank of America, N.A. Mail Code: MI8-900-04-20 2600 West Big Beaver Road Troy, Michigan 48084 Fax No.: (248) 822-5749